Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), effective as of August 8, 2010 (the “Effective Date”), is made by and between Genesis Fluid Solutions Holdings, Inc., a Delaware corporation (the “Company”), Genesis Fluid Solutions, Ltd., a Colorado corporation (“GFS”), and each of the individuals listed under the heading “Buyers” on the signature pages hereto (collectively, “Buyers”).

RECITALS

A. Company owns 1,000 shares of common stock, no par value (the “Shares”), of GFS, which Shares constitute, as of the date hereof, all of the issued and outstanding capital stock of GFS.

B. Buyers hold _______________ shares of common stock, par value $0.001 per share, of Company (the “Company Shares”), which constitutes all of the Company Shares owned by each Buyer as identified on the attached Schedule A, and each Buyer has agreed to transfer and convey to Company such shares for cancellation (the “Cancellation”).

C. Buyers also hold various options and warrants to purchase shares of Company stock as identified on the attached Schedule B (the “Options” and “Warrants”), and each Buyer has agreed for such Options and Warrants to be cancelled in the transaction in exchange for the consideration as provided herein.

D. Company, Michael Hodges (“Hodges”) and Sichenzia Ross Friedman Ference LLP (“Escrow Agent”) are parties to that certain Escrow Agreement dated as of October 30, 2009 (the “Escrow Agreement”) under which 1,300,000 shares of common stock, par value $0.001 per share (the “Escrowed Shares”), of Company (the “Common Stock”) have been deposited to be held or disposed of pursuant to the terms and provision of such Escrow Agreement. Hodges shall be considered a Buyer for the purposes of this Agreement in regard to the cancellation of the Escrowed Shares.

E. In connection with the Cancellation, Buyers wish to acquire from Company, and Company wishes to transfer to Buyers, the Shares, upon the terms and subject to the conditions set forth herein.

Accordingly, the parties hereto agree as follows:

1. Purchase and Sale of Stock.

(a) Purchased Shares. Subject to the terms and conditions provided below, Company shall sell and transfer to Buyers and Buyers shall purchase from Company, on the Closing Date (as defined in Section 1(c)), all of the Shares in such amounts as are set forth on Schedule C, annexed hereto.

(b) (A) Purchase Price. The purchase price for the Shares shall be: (i) the irrevocable transfer and delivery by Buyers to Company of the Company Shares, deliverable as provided in Section 2(b); and (ii) subject to Section 7(c)(i), below, the agreement by GFS, and its successors and assigns, to a royalty (the “Royalty Payment”) by GFS to Company, beginning August 8, 2010, equal to six (6%) percent of any and all gross revenues derived from: (i) dewatering operations (not including gross revenues which are then paid to subcontractors), and (ii) from any sale, lease or licensing arrangement of the Rapid Dewatering System (“RDS”) and/or of the dewatering boxes, of GFS and its affiliated entities (including their respective successors and assigns) (the “Gross Revenues”) until the Company shall have received $4,000,000; and a royalty of three (3%) of Gross Revenues thereafter; provided that the cumulative royalty to be paid by GFS to Seller under this Agreement shall not exceed the sum of Fifteen Million Dollars ($15,000,000), upon which time the Royalty Payment shall terminate. The Royalty payment shall begin to accrue from August 8, 2010, and subject to Section 7(c)(i), below, the first Royalty Payment shall be made on January 1, 2011, or as soon as administratively feasible within a reasonable time thereafter, not to exceed ten (10) days. Subsequent Royalty Payments required by this section shall, subject to Section 7(c)(i), below, be paid to the Company within thirty (30) days following the end of each calendar quarter, together with a report in sufficient detail to permit Company to determine the method and accuracy of all computations. All Royalty Payments shall be made in immediately available funds by wire transfer to the account designated for such purpose by Company, or by check.

(B) Option and Warrant Holders. Holders of Options and Warrants shall have those Options and Warrants cancelled upon closing and shall be issued substitute options or warrants upon or within a reasonable time after closing to purchase shares of GFS (“GFS Options” or “GFS Warrants” as the case may be) in proportion to the Options or Warrants held prior to closing. GFS shall have sole responsibility for the issuance and administration of all such option awards or warrants, and shall indemnify and hold Company harmless in regard to any Losses (as defined in Section 6(a) below) concerning the GFS Options or GFS Warrants. Any person receiving GFS Options or GFS Warrants in accordance with this paragraph hereby releases Company, its successors and assigns, from any claim, liability or obligation related to the GFS Options or GFS Warrants.

(C) Escrow Agreement Amendment. Hodges Escrowed Shares shall be redeemed and cancelled in exchange for Shares to be issued to Hodges individually and free of escrow, liens, or encumbrances, as provided in Section 1 (a) and (b), and as provided on the attached Schedule C. In consideration thereof, Hodges and GFS hereby release any and all claims in and to the Escrowed Shares (as defined in the Escrow Agreement), and the Company and Hodges and GFS agree that the disposition of the Escrowed Shares (including, without limitation, any Escrowed Cash (as defined in the Escrow Agreement)) shall be in the sole discretion of the Company. Hodges and GFS hereby forever release and disclaim any and all claims to the Escrowed Amount (as defined in the Escrow Agreement), and forever release and discharge the Escrow Agent (as defined in the Escrow Agreement) from any and all obligations to Hodges, GFS, his or their affiliates, successors and assigns. Escrow Agent shall hereafter be entitled and shall follow the sole instructions of Company provided to Escrow Agent in writing signed by the Chief Executive Officer or Chief Financial Officer of Company, in connection with any and all dispositions of the Escrowed Amount. Company, Hodges and GFS further acknowledge that Section 2(b) – (d), 3, 4, 5, 6, 7, 8, 9(a), and 11 of the Escrow Agreement are hereby deleted and of no further force and effect. Further, GFS shall be responsible, and shall indemnify and hold Company harmless, for any additional taxes, including penalties and interest, that may arise after the date of this agreement for activities of GFS prior to the merger with Company on October 30, 2009.

(c) Closing. The closing of the transactions contemplated in this Agreement (the “Closing”) are subject to following conditions (the “Closing Conditions”) being met (which closing conditions, except for condition (ii), below, may be waived solely by the Company):

(i) The receipt by Company of the certificates representing the Company Shares, Options, Warrants, and Escrowed Shares issued to the Buyers;

(ii) approval by the Board of Directors of the Company of this Agreement and the Closing.

The Closing shall take place at the offices of Lane Allen & Horst, LLC, Two Miranova Place, Suite 500, Columbus, Ohio 43215-7052 at 10:00 a.m. (C.S.T) on or before August 31, 2010 (the "Closing Date") or at such other date, time or location as may be mutually agreed upon in writing by the parties. All proceedings to be taken and all documents to be executed at the Closing, including this Agreement, shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. Except as otherwise provided in Section 7, hereof and the corresponding schedules thereto, any income or financing moneys received by GFS, and any expenses or debt incurred by GFS, on or after August 8, 2010, prior to Closing shall inure to and be the sole responsibility of GFS and not the Company, subject to accrual of the Royalty Payment as provided in Section 1(b), above. Any deposits previously received by GFS or received by GFS after August 8, 2010, for dewatering services to be provided after August 8, 2010, shall be the sole responsibility of GFS.

(d) Additional Actions. If at any time after the Closing, the parties shall consider or be advised that any assignments, or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Company or Buyers their right, title or interest in, to or under the Company Shares or Shares or otherwise carry out this Agreement, the officers and directors of the Company and GFS shall be authorized to execute and deliver, in the name and on behalf of the Company and GFS, all such assignments and to take and do, in the name and on behalf of the Company and GFS, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to or otherwise to carry out this Agreement.

2. Closing.

(a) Transfer of Shares. At the Closing, Company shall deliver to Buyers certificates representing the Shares, duly endorsed to Buyers or as directed by Buyers as set forth on Schedule C, which delivery shall vest Buyers with good and marketable title to all of the issued and outstanding shares of capital stock of GFS, free and clear of all liens and encumbrances.

(b) Payment of Purchase Price. At the Closing, each of the Buyers shall deliver to Company a certificate or certificates representing the Company Shares as set forth on Schedule A duly endorsed to Company, which delivery shall vest Company with good and marketable title to the Company Shares to be cancelled, free and clear of all liens and encumbrances. The Buyers hereby release any and all claims in and to the Company Shares. The secretary of the Company is hereby appointed with full power of attorney to record on the transfer books of the Company the transfer and cancellation of the Company Shares delivered to Company, at the Closing.

(c) Options and Warrants. At the Closing, the Options and Warrants held by Buyers as set forth in Schedule B shall be cancelled.

(d) At the Closing, each party to this Agreement shall deliver a copy of this Agreement executed by such person;

(e) At the Closing, letters of resignation of Michael Hodges from all positions he holds with the Company effective upon the Closing shall be delivered to the Company.

3. Representations and Warranties of Company. Company represents and warrants to Buyers as of the date hereof as follows:

(a) Corporate Authorization; Enforceability. The execution, delivery and performance by Company of this Agreement is within its corporate powers and has been duly authorized by all necessary corporate action on the part of Company, including authorization by its full Board of Directors. This Agreement has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(b) Governmental Authorization. The execution, delivery and performance by Company of this Agreement requires no consent, approval, Order, authorization or action by or in respect of, or filing with, any Governmental Authority.

(c) Non-Contravention; Consents. The execution, delivery and performance by Company of this Agreement and the consummation of the transactions contemplated hereby do not (i) violate the certificate of incorporation or bylaws of Company or (ii) violate any applicable Law or Order.

(d) Capitalization. As of the date hereof, Company owns the Shares, which shares represent 100% of the authorized, issued and outstanding capital stock of GFS. The Shares are duly authorized, validly issued, fully-paid, non-assessable and free and clear of any Liens.

(e) GFS Assets. Upon Closing, the assets of GFS shall consist of (i) all assets originally held by GFS (except for cash and cash equivalents) upon becoming a wholly owned subsidiary of the Company on October 30, 2009 (the “Purchase Date”), including without limitation all materials, inventory, buildings, machinery, equipment, furniture, fixtures, electronic media, insurance, patents and intellectual property (including those assigned to GFS by Michael Hodges and Larry Campbell on August 16, 2009, and September 30, 2009, and/or achieved or protected thereafter), and (ii) all assets acquired by GFS since October 30, 2009, through date of Closing. Company makes no representation or warranty concerning the condition or location of such assets, all of which are solely on an as is-where-is basis without any warranty or fitness or otherwise or assurance from Company, and subject to normal wear and tear, damage or waste since the Purchase Date.

(f) Liabilities. Company has not incurred or caused GFS to incur any liabilities or obligations (absolute, accrued, contingent or otherwise) except: (i) liabilities which are reflected as assumed by GFS in Section 7(a), of this Agreement; and (ii) liabilities incurred in the ordinary course of business and consistent with past practice since October 30, 2009.

(g) Company represents and warrants that the Company has taken or will take all actions necessary to consummate the transaction as described in this Agreement, which transaction and actions shall not be in violation of applicable SEC rules and regulations.

(h) Brokers and Finders. No agent, broker, investment banker, person, or firm acting on behalf of the Company is or will be entitled to a financial advisory fee, brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated hereby.

4. Representations and Warranties of Buyers. Buyers, jointly and severally, represent and warrant to Company as of the date hereof as follows:

(a) Enforceability. The execution, delivery and performance by Buyers of this Agreement and all other and all other agreements and instruments to be entered into in connection with this Agreement are within Buyers’ powers and authority, no other consent or joinder of any other person is required to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Buyers and constitutes the valid and binding obligation of Buyers, enforceable against Buyers in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

(b) Governmental Authorization. Subject to Section 3(g), hereof the execution, delivery and performance by Buyers of this Agreement require no consent, approval, order, authorization or action by or in respect of, or filing with, any Governmental Authority.

(c) Non-Contravention. Subject to Section 3(g), hereof, the execution, delivery and performance by Buyers of this Agreement, and the consummation of the transactions contemplated hereby do not violate any applicable Law or Order.

(d) Purchase for Investment. Buyers are financially able to bear the economic risks of acquiring an interest in GFS and the other transactions contemplated hereby, and have no need for liquidity in this investment. Buyers have such knowledge and experience in financial and business matters in general, and with respect to businesses of a nature similar to the business of GFS, so as to be capable of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Shares. Buyers are acquiring the Shares solely for their own account and not with a view to or for resale in connection with any distribution or public offering thereof, within the meaning of any applicable securities laws and regulations, unless such distribution or offering is registered under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration is available. Buyers have (i) received all the information they have deemed necessary to make an informed investment decision with respect to the acquisition of the Shares, (ii) had an opportunity to make such investigation as they have desired pertaining to GFS and the acquisition of an interest therein, and to verify the information which is, and has been, made available to them and (iii) had the opportunity to ask questions of Hodges concerning GFS. Buyers have received no public solicitation or advertisement with respect to the offer or sale of the Shares. With respect to the foregoing, Buyers represent and warrant that they have relied exclusively on Hodges, in his capacity as an officer of GFS and not as a representative of Company, for information concerning GFS and that Company has not provided and is not providing any information to Buyers with respect to business or affairs of GFS, nor its financial condition or prospects. Buyers agree to indemnify and hold harmless Company with respect to any breaches of any representations or warranties, or information provided to Buyers, concerning GFS, by Hodges or any other person. Except as specifically provided in Section 3(g), hereof, Buyers acknowledge that there has been no solicitation by Company, or any of its affiliates, officers, directors, employees, stockholders or agents or assigns, of Buyers in connection with the execution and delivery of this Agreement or the matters contemplated hereunder.

Buyers realize that the Shares are “restricted securities” as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, the resale of the Shares is restricted by federal and state securities laws and, accordingly, the Shares must be held indefinitely unless their resale is subsequently registered under the Securities Act or an exemption from such registration is available for their resale. Buyers understand that any resale of the Shares by them must be registered under the Securities Act (and any applicable state securities law) or be effected in circumstances that, in the opinion of counsel for GFS at the time, create an exemption or otherwise do not require registration under the Securities Act (or applicable state securities laws). Buyers acknowledge and consent that certificates now or hereafter issued for the Shares will bear a legend substantially as follows:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR PURSUANT TO EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTIONS AFFORDED BY SECTION 4(1) OF THE SECURITIES ACT AND RULE 144 THEREUNDER). AS A PRECONDITION TO ANY SUCH TRANSFER, THE ISSUER OF THESE SECURITIES SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AND/OR SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY THERETO THAT ANY SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES LAWS.

Buyers understand that the Shares are being sold to them pursuant to the exemption from registration contained in Section 4(2) of the Securities Act and that Company is relying upon the representations made herein as one of the bases for claiming the Section 4(2) exemption.

(e) Ownership of Company Shares. The Buyers are the sole owners, beneficially and of record, of the Company Shares. The Company Shares are duly authorized, validly issued, fully paid and non-assessable. The Company Shares have not been pledged, mortgaged or otherwise encumbered in any way and there is no lien, mortgage, charge, claim, liability, security interest or encumbrance of any nature against the Company Shares. There are no options, warrants, rights of subscription or conversion, calls, commitments, agreements, arrangements, understandings, plans, contracts, proxies, voting trusts, voting agreements or instruments of any kind or character, oral or written, to which the Buyers are a party, or by which the Buyers are bound, relating to the issuance, voting or sale of the Company Shares or of any securities representing the right to purchase or otherwise receive Company Shares. There are no stockholders agreements, preemptive rights or other agreements, arrangements, groups, commitments or understandings, oral or written, that have not been disclosed to the Company, relating to the voting, issuance, acquisition or disposition of Company Shares. The Buyers have, and at the Closing shall have, good and marketable title to the Company Shares and full right to transfer title to the Company Shares, subject to any restrictions imposed by state or federal securities laws, free and clear of all liens, mortgages, charges, liabilities, claims, security interests or encumbrances of every type whatsoever. The sale, conveyance, transfer and delivery of the Company Shares by the Buyers to the Company pursuant to this Agreement will transfer full legal and equitable right, title and interest in the Company Shares, free and clear of all liens, mortgages, charges, claims, liabilities, security interests and encumbrances of any nature whatsoever.

(f) No Finder’s Fee. The Buyers have not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the this Agreement.

(g) Securities Law Restrictions. Buyers acknowledge that they are aware the federal securities laws restrict parties in possession of material non-public information to refrain from all transactions in the securities of such GFS until public announcement of such material non-public information. Accordingly, Buyers, on their own behalf and on behalf of their affiliates and others who will have knowledge of the terms of this Agreement, shall refrain from affecting any transactions in securities of Company.

5. Royalty Payment Report and Audit Right. GFS shall deliver to the Company at the time each Royalty payment is due, a reasonably detailed report signed by a duly authorized officer of GFS indicating GFS’s Gross Revenues for the prior period(s) in which any payment is due (even if no payment is then due) and a computation of the amount of such Royalty Payment. Such statement shall be furnished to the Company whether or not a Royalty Payment is payable hereunder for said period or whether GFS had any gross revenue during the period in which such statement is due. GFS shall prepare and maintain, in such manner as will allow its accountants to audit same, complete and accurate books of account and records (specifically including without limitation the originals or copies of documents supporting entries in the books of account) in which accurate entries will be made covering all transactions and detailing all Gross Revenue received by GFS and its affiliated entities (including their respective successors and assigns). The Company and its duly authorized representatives shall have the right during regular business hours and upon seven (7) business days advance notice, to audit said books of account and records and examine all other documents and material in the possession or under the control of GFS and its affiliated entities (including their respective successors and assigns) as is reasonably necessary with respect to the Gross Revenue of GFS and its affiliated entities (including their respective successors and assigns), including, without limitation, invoices, credits and shipping documents, and to make copies of any and all of the above. All such books of account, records, documents and materials shall be kept available by GFS for at least two (2) years after the end of the period to which they relate. If, as a result of any audit conducted by the Company, it is shown that GFS's payments were less than the amount which should have been paid by an amount equal to 1% or more of the payments actually made with respect to gross revenues occurring during the period in question, GFS shall reimburse Company for the cost of such audit and shall make all payments required to be made (along with accrued interest at the Prime Rate as published in the Wall Street Journal) to eliminate any discrepancy revealed by said audit within ten (10) days after the Company’s demand therefore.

6. Indemnification and Release.

(a) Indemnification of the Company. Subject to Section 7(c), below, GFS (the “Indemnitor”) covenants and agrees to indemnify, defend, protect and hold harmless Company, and its officers, directors, employees, stockholders, agents, representatives and affiliates (collectively, together with Company, the “Company Indemnified Parties”) at all times from and after the Effective Date from and against all losses, liabilities, damages, claims, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys’ fees and expenses of investigation), whether or not involving a third party claim (collectively, “Losses”), incurred by any Company Indemnified Party as a result of or arising from (excepting from the following those claims and liabilities assumed by Company which are identified in Section 7(b), of this Agreement): (i) any breach of the representations and warranties of GFS or Buyers set forth herein or in certificates delivered in connection herewith, (ii) any breach or nonfulfillment of any covenant or agreement on the part of Buyers or GFS under this Agreement, (iii) any debt, liability or obligation of GFS or Buyers, whether incurred or arising prior to the date hereof or after, and (iv) the conduct and operations of the business of GFS whether before or after the Closing.

(b) Third Party Claims.

(i) If any claim or liability (a “Third-Party Claim”) should be asserted against any of the Company Indemnified Parties (the “Indemnitee”) by a third party after the Closing for which the Indemnitor has an indemnification obligation under the terms of Section 6(a), then the Indemnitee shall notify GFS within 10 days after the Third-Party Claim is asserted by a third party (said notification being referred to as a “Claim Notice”) and give the Indemnitor a reasonable opportunity to take part in any examination of the books and records of the Indemnitee relating to such Third-Party Claim and to assume the defense of such Third-Party Claim and in connection therewith and to conduct any proceedings or negotiations relating thereto and necessary or appropriate to defend the Indemnitee and/or settle the Third-Party

Claim. The expenses (including reasonable attorneys’ fees) of all negotiations, proceedings, contests, lawsuits or settlements with respect to any Third-Party Claim shall be borne by the Indemnitor. If the Indemnitor agrees to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, through counsel reasonably satisfactory to Indemnitee, then the Indemnitor shall be entitled to control the conduct of such defense, and shall be responsible for any reasonable expenses of the Indemnitee in connection with the defense of such Third-Party Claim so long as the Indemnitor continues such defense until the final resolution of such Third-Party Claim. The Indemnitor shall be responsible for paying all settlements made or judgments entered with respect to any Third-Party Claim the defense of which has been assumed by the Indemnitor. Except as provided in this sentence and in subsection (ii) below, both the Indemnitor and the Indemnitee must approve any settlement of a Third-Party Claim, provided however, in the event that Indemnitor has assumed the defense of such Third-Party Claim and is solely liable for any for the payment and performance of any settlement then only the Indemnitor must approve any settlement of a Third-Party Claim. A failure by the Indemnitee to timely give the Claim Notice shall not excuse Indemnitor from any indemnification liability except only to the extent that the Indemnitor is materially and adversely prejudiced by such failure.

(ii) If the Indemnitor shall not agree to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, or shall fail to continue such defense until the final resolution of such Third-Party Claim, then the Indemnitee may defend against such Third-Party Claim in such manner as it may deem appropriate and the Indemnitee may settle such Third-Party Claim, in its sole discretion, on such terms as it may deem appropriate. The Indemnitor shall promptly reimburse the Indemnitee for the amount of all settlement payments and reasonable expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense or settlement of such Third-Party Claim. If no settlement of such Third-Party Claim is made, then the Indemnitor shall satisfy any judgment rendered with respect to such Third-Party Claim before the Indemnitee is required to do so, and pay all reasonable expenses, legal or otherwise, incurred by the Indemnitee in the defense against such Third-Party Claim.

(c) Non-Third-Party Claims. Upon discovery of any claim for which the Indemnitor has an indemnification obligation under the terms of this Section 6 which does not involve a claim by a third party against the Indemnitee, the Indemnitee shall give prompt notice to GFS of such claim and, in any case, shall give GFS such notice within 20 days of such discovery. A failure by Indemnitee to timely give the foregoing notice to GFS shall not excuse Indemnitors from any indemnification liability except to the extent that Indemnitors are materially and adversely prejudiced by such failure.

(d) Indemnification of Buyers and GFS. Subject to Section 7(c), below, the Company covenants and agrees to indemnify, defend, protect and hold harmless Buyers and GFS, and its officers, directors, employees, stockholders, agents, representatives and affiliates (collectively, together with GFS, the “GFS Indemnified Parties”) at all times from and after the Effective Date from and against all losses, liabilities, damages, claims, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys’ fees and expenses of investigation), whether or not involving a third party claim of any GFS Indemnified Party (collectively, “GFS Losses”), incurred by any GFS Indemnified Party as a result of or arising from (excepting from the following those claims and liabilities assumed by GFS which are identified in Section 7(a), of this Agreement): (i) any breach of the representations and warranties of Company set forth herein or in certificates delivered in connection herewith (ii) any breach or nonfulfillment of any covenant or agreement on the part of Company under this Agreement, (iii) any debt, liability or obligation of Company unrelated to the business of GFS, whether incurred or arising prior to the date hereof or after, (iv) any claims against Company other than those related to the conduct and operations of the business of GFS.

(e) GFS Third Party Claims.

(i) If any claim or liability (a “GFS Third-Party Claim”) should be asserted against any of GFS Indemnified Parties (the “GFS Indemnitee”) by a third party after the Closing for which the Company has an indemnification obligation under the terms of Section 6(d), then GFS Indemnitee shall notify the Company within 10 days after GFS Third-Party Claim is asserted by a third party (said notification being referred to as a “Company Claim Notice”) and give the Company a reasonable opportunity to take part in any examination of the books and records of GFS Indemnitee relating to such Third-Party Claim and to assume the defense of such GFS Third-Party Claim and in connection therewith and to conduct any proceedings or negotiations relating thereto and necessary or appropriate to defend GFS Indemnitee and/or settle GFS Third-Party Claim. The expenses (including reasonable attorneys’ fees) of all negotiations, proceedings, contests, lawsuits or settlements with respect to any GFS Third-Party Claim shall be borne by the Company. If the Company agrees to assume the defense of any GFS Third-Party Claim in writing within 20 days after the Company Claim Notice of such GFS Third-Party Claim has been delivered, through counsel reasonably satisfactory to GFS Indemnitee, then the Company shall be entitled to control the conduct of such defense, and shall be responsible for any reasonable expenses of GFS Indemnitee in connection with the defense of such GFS Third-Party Claim so long as the Company continues such defense until the final resolution of such GFS Third-Party Claim. The Company shall be responsible for paying all settlements made or judgments entered with respect to any GFS Third-Party Claim the defense of which has been assumed by the Company. Except as provided in this Section and in subsection (ii) below, both the Company and the GFS Indemnitee must approve any settlement of a GFS Third-Party Claim, provided however, in the event that Company has assumed the defense of such Third-Party Claim and is solely liable for any for the payment and performance of any settlement then only the Company must approve any settlement of a GFS Third-Party Claim. A failure by GFS Indemnitee to timely give the Company Claim Notice shall not excuse Company from any indemnification liability except only to the extent that the Company is materially and adversely prejudiced by such failure.

(ii) If the Company shall not agree to assume the defense of any GFS Third-Party Claim in writing within 20 days after the Company Claim Notice of such GFS Third-Party Claim has been delivered, or shall fail to continue such defense until the final resolution of such GFS Third-Party Claim, then GFS may defend against such GFS Third-Party Claim in such manner as it may deem appropriate and GFS may settle such GFS Third-Party Claim, in its sole discretion, on such terms as it may deem appropriate. The Company shall promptly reimburse GFS Indemnitee for the amount of all settlement payments and reasonable expenses, legal and otherwise, incurred by GFS Indemnitee in connection with the defense or settlement of such GFS Third-Party Claim. If no settlement of such GFS Third-Party Claim is made, then the Company shall satisfy any judgment rendered with respect to such GFS Third-Party Claim before the Company is required to do so, and pay all reasonable expenses, legal or otherwise, incurred by the Company in the defense against such GFS Third-Party Claim.

(f) GFS Non-Third-Party Claims. Upon discovery of any claim for which the Company has an indemnification obligation under the terms of this Section 6, which does not involve a claim by a third party against GFS Indemnitee, GFS Indemnitee shall give prompt notice to the Company of such claim and, in any case, shall give the Company such notice within 20 days of such discovery. A failure by GFS Indemnitee to timely give the foregoing notice to the Company shall not excuse Company from any indemnification liability except to the extent that GFS Indemnitors are materially and adversely prejudiced by such failure.

(g) GFS Release. Subject to Section 7(c), below, GFS and Buyers, on behalf of themselves and their Related Parties, hereby release and forever discharge Company and its individual, joint or mutual, past and present representatives, Affiliates, officers, directors, employees, agents, attorneys, stockholders, controlling persons, subsidiaries, successors and assigns (individually, a “Company Releasee” and collectively, “ Company Releasees”) from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which GFS and/or Buyers or any of the Buyer Related Parties now have or have ever had against any Company Releasee, provided, however, that notwithstanding anything herein to the contrary, such release shall not be deemed to include any claims that may be asserted by any third parties other than GFS, Buyers, or any of their Related Parties. Subject to Section 7(c), GFS and Buyers hereby irrevocably covenant to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Company Releasee, based upon any matter released hereby. “Buyer Related Parties” shall mean, with respect to Buyers, (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with Buyers, (ii) any Person in which Buyers hold a Material Interest or (iii) any Person with respect to which any Buyer serves as a general partner or a trustee (or in a similar capacity). Notwithstanding anything to the contrary herein, this release shall not release GFS and the Buyer from any obligations or agreements contained in this Agreement.

(h) Company Release. Subject to Section 7(c), below, the Company, on behalf of itself and its Related Parties, hereby releases and forever discharges Buyers and GFS and its individual, joint or mutual, past and present representatives, Affiliates, officers, directors, employees, agents, attorneys, stockholders, controlling persons, subsidiaries, successors and assigns (individually, a “GFS Releasee” and collectively, “GFS Releasees”) from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which the Company or any of the Company Related Parties now have or have ever had against any GFS Releasee, provided, however, that notwithstanding anything herein to the contrary, such release shall not be deemed to include any claims that may be asserted by any third parties other than the Company or any of its Related Parties. Subject to Section 7(c), Company hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any GFS Releasee, based upon any matter released hereby. “Company Related Parties” shall mean, with respect to Company, (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with Company, and (ii) any Person which holds an interest in Company. Notwithstanding anything to the contrary herein, this release shall not release the Company from any obligations or agreements contained in this Agreement.

7. Assumption of Liabilities.

(a) Liabilities assumed by GFS. GFS hereby acknowledges it is solely liable for and agrees to pay for the liabilities identified on the attached Schedule D, including legal/defense costs and costs of settlement of the same.

(b) Liabilities Assumed by the Company. The Company hereby agrees to be solely liable for and pay for the following liabilities identified on the attached Schedule E, including legal/defense costs and costs of settlement of the same.

(c) Outstanding Liabilities. GFS and Company acknowledge potential conflict and dispute between them related to potential claims and/or liabilities arising from (i) claims of Eagle North America, Inc. (n/k/a Press Rentals, Inc.) under the settlement agreement in United States District Court Case No. C08, 02060 RMW, Eagle North America, Inc., v. Genesis Fluid Solutions, LTD, et al., (ii) claims of Michael Whaley against the Company and/or GFS in District Court (Denver) Case No. 10CV4098, and/or (iii) possible claims of Martin Hedley against the Company and/or GFS. The provisions of Section 6, including without limitation the division of liability, indemnification, and releases therein, shall not be applicable to such claims, and, notwithstanding the other provisions of this Agreement, the parties hereto hereby retain all rights, recourse, causes of action, and defenses related to such claims, including against each other, unless specifically agreed to in a separate agreement signed by such parties to this Agreement to which the claims apply. GFS and Company agree to make best efforts in good faith to resolve such claims before, at, or as soon as reasonably possible after Closing. To that end, as of the date of this Agreement, the parties have agreed in part to some of these items as follows;

(i) Claims of Michael Whaley. To the extent provided below, Company and GFS agree to satisfy any liability, judgment, or settlement resulting from the aforementioned as follows:

(A) As to Company: Company agrees to satisfy any resulting liability, judgment, or settlement to Michael Whaley up to an amount of $62,500, to be payable from and as an offset against the Royalty Payment to be paid by GFS to Company under Section 1(b), of this Agreement.

(B) As to GFS: GFS agrees to pay Michael Whaley to satisfy any resulting liability, judgment, or settlement, a proportionate amount of shares of GFS in connection with the transaction contemplated herein to adequately reflect Mr. Whaley's equity position in GFS as if he had received shares of Company pursuant to a severance agreement dated September 17, 2009.

(C) The foregoing paragraphs A and B, may be amended or superseded only by an instrument in writing signed by both Company and GFS. GFS and Company shall bear their own legal costs in connection with such items. Company and GFS shall only be bound as set forth in paragraphs (A) and (B), above, and to the extent there are liabilities in excess of the commitments of GFS and Company, the provisions of paragraph (c), of this Section 7, shall continue to apply.

8. Conditions and Obligations of Company.

Each and every obligation of the Company to consummate the transactions contemplated by this Agreement or to be performed on or before the Closing shall be subject to satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by the Company:

(a) Representations and Warranties True. The representations and warranties of the Buyers contained herein shall be in all material respects true and accurate as of the date when made and as of the Closing as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement, except to the extent such representations and warranties speak of an earlier date (in which case, as of such date).

(b) Performance. Buyer shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Buyers on or prior to the Closing.

(c) No Proceeding. No Proceeding shall have been instituted seeking to enjoin, restrain or prohibit the consummation of, or having the effect of making illegal or otherwise prohibiting, the transactions contemplated by this Agreement.

(d) Certificates. Buyers shall have furnished the Company with such certificates to evidence compliance with the conditions set forth in this Article 8 as may be reasonably requested by the Company, including a certificate to the effect that the conditions set forth in Section 8(a) and Section 8(b) have been met.

(e) Governmental Consents, Approvals and Waivers. Any consents, permits, approvals and waivers of any Governmental Authority required in order for the parties to complete the transactions contemplated hereby shall have been obtained.

(f) Deliveries. The deliveries specified in Section 2 shall have been made by the Buyers.

9. Conditions to Obligations of Buyers.

Each and every obligation of Buyers to consummate the transactions contemplated by this Agreement or to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by Buyers:

(a) Representations and Warranties True. The representations and warranties of the Company contained herein shall be in all material respects true and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement, except to the extent such representations and warranties speak of an earlier date (in which case, as of such date).

(b) Performance. The Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

(c) No Proceeding. No Proceeding shall have been instituted or threatened seeking to enjoin, restrain or prohibit the consummation of, or having the effect of making illegal or otherwise prohibiting, the transactions contemplated by this Agreement.

(d) Receipt of Third Party Consents. The Company shall have obtained all material required consents, permits, waivers or other approvals of, or have given any required notice to, any such third parties.

(e) Governmental Consents, Approvals and Waivers. The Company shall have received any consents, permits, approvals and waivers of any Governmental Authority required in order for it to complete the transactions contemplated hereby.

(f) Certificates. The Company shall have furnished Buyers with such certificates to evidence compliance with the conditions set forth in this Article 9 as may be reasonably requested by Buyers, including a certificate to the effect that the conditions set forth in Section 9(a) and Section 9(b) have been met.

(g) Deliveries. The deliveries specified in Section 2 shall have been made by the Company.

10. Survival of Representations and Warranties. All representations and warranties made by the Company or the Buyers in this Agreement, including without limitation all representations and warranties made in any Exhibit or Schedule hereto or certificate delivered hereunder, shall survive the Closing until the first anniversary of the Closing Date (the "Survival Date").

11. Covenants.

A. The Company hereby covenants and warrants as follows:

(a) Further Assurances. The Company hereby agrees that, from time to time at the reasonable request of the other party and without further consideration, they shall execute and deliver such additional instruments and take such other action as the other may reasonably require to convey, assign, transfer and deliver the Company Shares and Shares and otherwise to carry out the terms of this Agreement.

(b) Access to the Corporation: Confidentiality.

(i) Subsequent to the date hereof and prior to the Closing Date, the Company will continue to give to the Buyers, their counsel, accountants, and other representatives, full and free access to all properties, books, contracts, commitments and records of the Company and GFS so that the Buyers may have full opportunity to make such investigation as they shall desire.

(ii) From and after the date of this Agreement until the Closing or the termination of this Agreement, the Company and their representatives will maintain the confidentiality of all documents and information of a confidential nature disclosed by GFS and Buyers in the course of their negotiations and the Company’s due diligence review and will in no event use any confidential information for any purpose other than for the evaluation of the transactions contemplated herein and in the event of termination of this Agreement will destroy all copies of documentation which each party may have delivered to the other party and will not use any confidential information from the Buyers for their own benefit.

(c) Conduct of Business Pending Closing. From the date of this Agreement to the Closing Date, except as expressly disclosed, the Company shall conduct its operations as engaged in at the date of this Agreement according to its ordinary course of business, shall maintain its records and books of account in a manner that fairly and currently reflects its financial condition and results of operations and shall not engage in any transactions other than as contemplated by this Agreement.

(d) Closing Documents. The Company shall execute and deliver all instruments and documents required as a condition precedent to the Closing and take all action required to carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

B. The Buyers hereby covenant and warrant as follows:

(a) Closing Documents. The Buyers shall execute and deliver all instruments and documents required as a condition precedent to Closing and take all actions required to carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

(b) Noninterference. The Buyers shall not take or omit to take any action that (i) if taken or omitted on or before the date of this Agreement, would make untrue any of the representations and warranties contained in Article 4 of this Agreement, or (ii) would interfere with the Buyers’ ability to perform or would prevent performance of any of their obligations under this Agreement or any of the other agreements or instruments provided for herein.

(c) Confidentiality. From and after the date of this Agreement until the Closing or the termination of this Agreement, the Buyers and their representatives will maintain the confidentiality of all documents and information of a confidential nature disclosed by the

Company in the course of their negotiations and the Buyers’ due diligence review, and will in no event use any confidential information for any purpose other than for the evaluation of the transactions contemplated herein and the financing of this transaction. In the event this Agreement is terminated, the Buyers will destroy all copies of documentation which they received from the Company and will not use any confidential information for their own benefit.

12. Confidential Information. The Company, on behalf of itself and its Related Parties, on the one hand, and GFS and Buyers, on the other hand, each agree to hold in confidence and not to reveal, report, publish, disclose or transfer, directly or indirectly, any of the Confidential Information of GFS or Company to any third party or use any of GFS’s or Company’s Confidential Information, including the terms and existence of this Agreement. Upon the request of the other party, each of the parties will promptly return all Confidential Information (in any media), including any copies as well as all materials (in any media) which contain or embody Confidential Information, and, with respect to abstracts or summaries of Confidential Information that Company may have made, Company and GFS will destroy such abstracts or summaries and will provide a written declaration from an authorized officer certifying that it has done so.

13. Non-Disparagement. The parties hereto agree that they will not make any disparaging or misleading comments about each other, and will not discuss each with any third-part in any negative light.

14. Future Cooperation. GFS agrees to provide reasonable cooperation with respect to Company with respect to providing the Company with information that may be needed in connection with the Company’s reporting obligations with the Securities and Exchange Commission. Prior to the Closing Date the tender of all Company Shares to Company by Buyers shall be irrevocable.

15. Definitions. As used in this Agreement:

(a) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person. For the purposes of this definition, “Control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to (i) vote 10% or more of the securities having ordinary voting power for the election of directors (or comparable positions) of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing;

(b) “Confidential Information” shall mean any information or materials in oral, written, pictorial, magnetic, graphic or maintained or transferred in any other media, which has been disclosed by GFS to the Company, or Company to GFS, or any Buyer, relating to technological and business information of GFS or Company or the design, development, know-how, patents, other intellectual property, formulae, manufacturing or marketing information of GFS’s or Company’s products, services, or operations. Confidential Information shall not include any information which (a) at the time of its disclosure or thereafter is generally available to and known to the public other than as a result of a disclosure by the Company, GFS or Buyer, or its representatives in breach of this Agreement (b) was or becomes available to the Company, GFS or Buyer on a non-confidential basis from a source other than GFS, Company, Buyer or its representatives, (c) is shown by written dated records (or any other documentary media) to have been independently acquired or developed by Company, GFS, or Buyer without breaching this Agreement, (d) is shown by written dated records (or any other documentary media) to have been lawfully in the possession of the Company prior to disclosure by GFS or GFS prior to disclosure by Company, or its representatives, or (e) if Company, GFS or Buyer is compelled by court or government action pursuant to applicable law to disclose such information, provided, however, that party gives prompt notice thereof so that GFS or the Company may seek a protective order or other appropriate remedy.

(c) “Governmental Authority” means any domestic or foreign governmental or regulatory authority;

(d) “Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, Permit, license, policy or rule of common law;

(e) “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person will be deemed to own, subject to a Lien, any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset;

(f) “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

(g) “Order” means any judgment, injunction, judicial or administrative order or decree;

(h) “Permit” means any government or regulatory license, authorization, permit, franchise, consent or approval; and

(i) “Person” means an individual, corporation, partnership, limited liability GFS, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

16. Miscellaneous.

(a) Counterparts. This Agreement may be signed in any number of counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

(b) Amendments and Waivers.

(i) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(ii) No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by Law.

(c) Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer (including by operation of Law) any of its rights or obligations under this Agreement without the consent of each other party hereto.

(d) No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns and nothing herein expressed or implied will give or be construed to give to any Person, other than the parties hereto, and such permitted successors and assigns, any legal or equitable rights hereunder.

(e) Taxes. Company and GFS have made no representations to Buyers regarding the tax consequences of the transactions contemplated under this Agreeement and each Buyer has had the opportunity to consult with an attorney or tax advisor regarding the income tax consequences therefrom, or if Buyer has not sought such advice, Buyer acknowledges that he or she has entered into the transaction after careful consideration. GFS and Company may amend this Agreement as necessary to qualify the transaction as a tax-free split-off under Section 355 of the Internal Revenue Code.

(f) Governing Law. This Agreement is governed by the laws of New York without regard to its conflict of law provisions, and shall inure to the benefit of and be binding upon the successors, assigns, heirs and personal representatives of the parties hereto. Each party hereto hereby irrevocable submits to the personal jurisdiction of the state and federal courts located within the City and State of New York with respect to any action, suit or proceeding relating to or arising from this Agreement. Each party hereto irrevocably waives (i) any claim or defense based upon improper venue or inconvenient forum with respect to any action, suit or proceeding brought in any such court and (ii) the right to trial by jury in any action, suit or proceeding relating to or arising under this Agreement. Each party waives personal service of process and consents to the service of process by the manner set forth in the Notices section, below, in addition to any other method of service of process permitted by applicable law. GFS, Hodges and Buyers agree that the remedy at law for any breach by them of the provisions of this Agreement will be inadequate and that the damages flowing from any such breach are not readily susceptible to being measured in monetary terms. Accordingly, upon breach of any legally enforceable provision of this Agreement the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Agreement shall be deemed to limit the remedies at law or in equity available to the Company for any breach or failure to deliver the Company Shares.

(g) Headings. The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

(h) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof of this Agreement.

(i) Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the remainder of the provisions of this Agreement (or the application of such provision in other jurisdictions or to Persons or circumstances other than those to which it was held invalid, illegal or unenforceable) will in no way be affected, impaired or invalidated, and to the extent permitted by applicable Law, any such provision will be restricted in applicability or reformed to the minimum extent required for such provision to be enforceable. This provision will be interpreted and enforced to give effect to the original written intent of the parties prior to the determination of such invalidity or unenforceability.

(j) Notices. Any notice, request or other communication hereunder shall be given in writing and shall be served either personally, by overnight delivery or delivered by mail, certified return receipt and addressed to the following addresses:

(a) If to Buyers or GFS:

Michael Hodges
______________

______________

With a copy to:

Lane Alton & Horst, LLC
Two Miranova Place Suite 500
Columbus OH 43215-7052
Attention: Todd A. Weber, Esq.

(b) If to Company:

Genesis Fluid Solutions Holdings, Inc.
830 Tender Foot Hill Road, #301
Colorado Springs, CO 80906
Attention: Mary Losty, Chairwoman

With a copy to:

Phillips Nizer LLP
666 Fifth Avenue, 28th Flr.
New York, NY 10103
Attention: Elliot H. Lutzker

(k) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under this Agreement are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under this Agreement. The decision of each Buyer to acquire Shares pursuant to this Agreement has been made by such Buyer independently of any other Buyer. Nothing contained herein, and no action taken by any Buyer pursuant thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with making its investment hereunder and that no Stockholder will be acting as agent of such Buyer in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement. Each Buyer shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The Buyer hereby acknowledges that each of the Buyers has been provided with this same Agreement for the purpose of closing a transaction with multiple Buyers and not because it was required or requested to do so by any Stockholder.

(l) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimiles of any such counterpart shall have the same force and effect as an original signature.

[Signature Page Follows]

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, effective as of the date first above written.

“COMPANY”

GENESIS FLUID SOLUTIONS HOLDINGS, INC.

By: /s/ Michael Hodges
Name: Michael Hodges
Title: Interim CEO

By: /s/ Mary Losty
Name: Mary Losty
Title: Director

“GFS”

GENESIS FLUID SOLUTIONS, LTD.

By: /s/ Michael Hodges
Name: Michael Hodges
Title: Chief Executive Officer

/s/ Michael Hodges
Michael Hodges, Individually

“BUYERS”

____________________________________
Print Buyer’s Name

____________________________________
Buyer’s Signature